Thrivent Financial for Lutherans

4321 N. Ballard Road, Appleton, WI 54919-0001 Thrivent.com • 800-847-4836

Application for Individual Life Insurance

New Business	Contract Change	Contract number -

Section 1 - Proposed Insured (Member, unless otherwise indicated)

Name (print title, first, middle, last name and suffix, as applicable)			Sex Date of birth (mm/dd/yyyy)

Yes No

Are you a citizen of the United States of America (USA)?

If 'No', are you a permanent resident of the USA?

Are you (age 18 - 70) currently engaged in full time active military service (includes National Guard and Reserve duty if serving under published orders for active duty or full-timetraining)?

If yes:
What branch?
What is your paygrade?

Current occupation *	Earned income *	Other income *
	$	$
Source of other income *	Net worth *	Total existing life insurance with us
	$	$

Total existing life insurance with other	Driver's license number *	Driver's license state *
companies $

* Complete for age 16 or over

Section 2 - Proposed Applicant Controller (Complete for age 15 or under)

Name (print title, first, middle, last name and suffix, as applicable)

Sex	Date of birth (mm/dd/yyyy)	Relationship to Proposed Insured	Applicant's total amount of life
insurance in force
$
Yes No	Is Proposed Insured a member of the applicant controller's household?

Is Proposed Insured dependent upon the applicant controller for support?

Is the Applicant Controller (age 18 - 70 ) currently engaged in full time active military service (includesNational Guard and Reserve service if serving under published orders for active duty or full-time training)?

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Section 3 - Third Party Ownership (Complete a Third Party Owner Application Supplement)

Reason for Third Party Ownership (e.g., estate clearance, retain control, business purposes)

Type of owner:
Individual	Multiple individuals

Trust - The trust must be for the benefit, direct or indirect, of the member, member's family or dependent(s).

Business Type (e.g., Partnership, Sole Proprietorship) -

Other -

Yes No

Is the Owner (age 18 - 70 ) currently engaged in full time active military service (includes National Guard and Reserve service if serving under published orders for active duty or full-time training)?

Section 4 - Replacement

Yes No If 'Yes' to any question in Section 4, complete the replacement form if required by the state.

In addition, if 'Yes' to questions 2 or 3, complete Thrivent Financial's replacement evaluation form.

1. Does any proposed applicant have one or more existing life insurance policies or annuity contracts with Thrivent Financial or another insurance company?

2.Is the contract intended to replace any part of, or all of, another company's life insurance policy or annuity contract?

If 'Yes', is this a 1035 exchange?	Yes	No

3. Is the contract intended to replace any part of, or all of, a Thrivent Financial's or subsidiary of Thrivent

Financial's life insurance policy or annuity contract?		No
If 'Yes', is this a 1035 exchange?	Yes

Section 5 - New Business Product Information

1. Name of product (include term period, if applicable):

2. Face amount:$	- OR -	Basic amount: $
Additional protection: $

Total initial face amount: $

Universal Life/Variable Universal Life Benefit/Rider Information (subject to product availability)

(For Variable Universal Life (VUL), also complete Variable Products Supplement to Application.)

Death Benefit Option:		Option 1		Option 2

Yes No
Extended No-Lapse Guarantee
Disability Waiver (Check one):
	Selected Amount $			(annual)
Monthly Deduction
Applicant Waiver of Selected Amount
	$	(annual)
Available when Proposed Insured is age 0 - 15
Annual Increase of Face Amount
	(Check one):	3%	5%	7%
	Guaranteed Increase Option		$
	Accidental Death		$
	Total Accidental Death -		$
Other Companies

Yes No

Term Life Insurance		$
(Check one):	10-Year	20-Year	30-Year

Spouse Term Life Insurance $

(Check one): 10-Year 20-Year 30-Year

Complete Other Proposed Insured Supplement to Individual Life Insurance Application.

Child Term Life Insurance (Check one): Existing child(ren) ($20,000)

Complete Child Rider Supplement to Individual Life Insurance Application and provide name(s) of child(ren).

Future child(ren) ($20,000)

(If no covered child(ren) at time of application)

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Traditional Life Benefit/Rider Information (subject to productavailability)

Yes No					Yes No	Survivor Four-Year Term Life Insurance
Waiver of Premium
	If yes:	Proposed Insured		- OR -		$

Other Proposed Insured
Applicant Waiver of Premium

Available when Proposed Insured is age 0 - 15
Additional Premium Option
	Guaranteed Purchase Option		$
Lump Sum $
	Accidental Death		$
Billed * $
Total Accidental Death -
			$			* The frequency will be the same as in Section 10.
Other Companies

Child Term Life Insurance (Check one)
Existing child(ren) ($20,000)
Complete Child Rider Supplement to Individual Life
Insurance Application and provide name(s)
of child(ren).
Future child(ren) ($20,000)
(If no covered child(ren) at time of application)

Section 6 - Contract Change (subject to productavailability)

Face/Specified Amount:				Waiver of Premium (Proposed Insured):
Increase to (UL/VUL only)$				Add	Cancel
Decrease to	$			Waiver of Premium (Other Proposed Insured):

Death Benefit Option:				Add *	Cancel
Level				* Complete Other Proposed Insured Supplement
Variable				to Individual Life Insurance Application.
Spouse Term Life Insurance:				Waiver of Monthly Deduction:
Add *	$			Add	Cancel
(Check one):	10-Year	20-Year	30-Year	Waiver of Selected Amount: (enter annual amount)
Cancel existing and add new rider for				Add	$	Cancel
total of *	$			Increase to	$
(Check one):	10-Year	20-Year	30-Year	Decrease to	$
Increase to * $
Cancel existing and add new rider
Decrease to $
$
Cancel
Applicant Waiver of Selected Amount:
* Complete Other Proposed Insured Supplement				(enter annual amount)
to Individual Life Insurance Application.				Add	$	Cancel
Child Term Life Insurance:
				Increase to	$
Future child(ren) option
(If no covered child(ren) at time of application)				Decrease to $
Add *	$
Change applicant and add * $
Cancel
Cancel existing and add new rider
Add additional child(ren) *
$
Cancel existing and add new rider *
* Transfer of applicant control form is required.
$
Applicant Insurance/Applicant Waiver (AI/AW):
* Complete Child Rider Supplement to Individual Life						Cancel
Insurance Application and provide name(s) of				Add
child(ren).				Change applicant and add *

* Transfer of applicant control form is required.
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Section 6 - Contract Change (continued)
Term Life Insurance:	Cost of Living (2004 UL/VUL only):
Add	$		Cancel
(Check one):	10-Year	20-Year	30-Year
Cancel existing and add new rider for
total of	$
(Check one):	$10-Year	20-Year	30-Year
Decrease to
Living Care:	Cancel
Accidental Death:	$		Cancel
Add *

Increase to *	$
Decrease to	$
Cancel existing and add new rider *
$
* Total Accidental Death -
Other Companies	$
Add	Cancel
Indexing (Horizon I & II only):
Fixed Rate:	% (3-9%)
Increase to		Cancel
Decrease to	% (3-9%)
Consumer Price Index (CPI):
Add 100% CPI
Increase to		% (50%, 75%, 100%)
Decrease to	% (50%, 75%, 100%)
Cancel
Annual Increase (UL II and VUL II only):
Add	% (3%, 5%, 7%)

Change	% (3%, 5%, 7%)

Guaranteed Increase Option/Guaranteed Purchase Option (GIO/GPO) (To exercise, complete Section 7):

Add$

Decrease rider amount to $ Cancel

Cancel existing and add new rider

$

Paid Up Insurance Option/Additional Premium Option (PUIO/APO):

Scheduled amount change requested

$

Unscheduled amount/lump sum

$

Reconsiderations:

Reduce Insured's rating

Reduce Other Insured's rating *

Reduce applicant's rating

Change to non-tobacco/non-smoker

Other -

*Complete Other Proposed Insured Supplement to Individual Life Insurance Application.

Cancel
Billing Change only:
Change to Fixed		%	Add 100% CPI
Bill Chg CPI Ind	% Add		Cancel CPI/Fixed
Fixed		%
Dividend Term Insurance
Cancel
Decrease to	$

Insurance Split Option (Survivor only):

Cancel

Survivor Four Year Term Life Insurance (Survivor only):

Cancel
Decrease to	$
Other -
Add
Increase to
Decrease to
Cancel

Section 7 - New Business and Contract Change: Exercise Options

Complete for exercising any of the following from an existing contract such as: Traditional Life Guaranteed PurchaseOption (GPO), Term Plan/Rider Conversion, Child Rider Purchase Option, Dividend Term Insurance Conversion, Survivor Purchase Option, Exchange Option, Insurance Builder Benefit (IBB), Family Insurance Benefit.

For New Business only: Internal 1035 Exchange, Insurance Split Option.

For Contract Change only: UL/VUL Guaranteed Increase Option (GIO).

Existing Contract No.	Type of Option		Amount to Exercise	Amount to Continue
			$	$
			$	$
			$	$
			$	$
			$	$
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Section 7 - New Business and Contract Change: Exercise Optionscontinued

Complete for GIO/GPO/IBB:	Date (mm/dd/yyyy) -
Regular/Fixed
Alternate * Reason:	Marriage	Birth	Adoption	Age 16	New home purchase
Increase Accidental Death (AD)? **		Yes - Amount of AD increase - $
No

*The exercise of this option may cancel the next available regular/fixedoption. ** Accidental Death must be on the contract that is being exercised.

Section 8 - Dividend and Automatic Premium Loan Options (New Business)

Accumulate at interest	Cash	Paid-Up Additions (PUA)	Premium reduction/excess to cash
Premium reduction/excess to PUA		Premium reduction/excess to PUA/surrender PUA
Reduce Debt	Premium reduction/reduce debt

For Whole Life Products with Additional Protection, including First-to-Die and Survivor.

Adjustable yearly term/excess to PUA				Adjustable yearly term/excess to reduce premiums/excess to PUA
Yes No
I elect the Automatic Premium Loan provision to be in effect.

Section 9 - Preliminary Declaration of Insurability
Height		Weight	Weight 1 yr. ago or at birth if under			Reason for weight loss
Ft	In	Lbs	age 1 -	Lbs	Oz

Yes No Complete for age 16 or over.

Initial premium cannot be collected if answer to question 1 and/or 2 is'Yes'.

1. Within the past six months, have you been diagnosed by a physican or other member of the medical profession or hospitalized for: heart attack, stroke, congestive heart failure, diabetes, internal cancer or melanoma, emphysema or any terminal illness?

2. Within the past 60 days, have you been advised by a physician or other member of the medical profession to have any diagnostic test (excluding any test for HIV) or surgery not yet completed?

Complete for age 18 or over. (Complete for age 16 or over if applying for Level Term.)

Do you currently use, or within the past 10 years have you used, tobacco or other nicotine products?

Type of Tobacco/Nicotine Product	Quantity	Frequency	Date Last Used

Section 10 - Premium Payment Information

Total initial premium: $	No premium with application

Planned premium/premium billing amount:	Frequency:	Annual	Semi-annual	Quarterly	Monthly
$		No bill

Billed Premium Indexing/Increase (UL/VUL):

New Business only

Fixed %

For Variable Universal Life (VUL), also complete Variable Products Supplement to Application for premium allocations.

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Section 11 - Beneficiary for Proposed Insured

List full name, relationship to Proposed Insured, address, date of birth, Social Security number and phone number for each beneficiary.

Is the beneficiary designated for Term Life Insurance Rider the same as the beneficiary designated for the Proposed Insured?

Yes	No	If 'No', complete a separate beneficiary designation form.

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Section 12 - Special Requests

Section 13 - Agreement and Signature

I understand and agree that:

1.I have read (or have had read to me) all statements and answers recorded on this application. They are given toobtain this insurance and are, to the best of my knowledge and belief, true, complete and correctlyrecorded.

2.The entire application consists of this Application for Individual Life Insurance and all supplemental application forms required for the contract or change applied for as defined by the company. The entire application will become part of any contract issued or the contract for which a requested change has been approved.

3.No Representative of the company has the authority to change or waive any question contained in the application or to modify the application in any way.

4.No Representative of the company has the authority to accept risks or determine insurability for the company.

5.The date of the application is the latest of the following dates: a) The date shown on the Application for Individual Life Insurance; b) The date shown on any required supplemental application forms; c) The date shown on the Declaration of Insurability.

6.Any change in this application that will result in any change in plan of insurance, amount, age at issue, sex, class or benefits shall require my written consent.

7.If the answers on this application are incorrect or untrue, the company may have the right to deny benefits orrescind the contract. I understand that all information must be stated in the application and if not stated in the application, it is not considered given to the company.

In addition, for New Business:

Except as provided in the Conditional Temporary Life Insurance Agreement, issued if the first premium for the contract applied for is paid, no insurance will take effect unless and until:

a. A contract of insurance is issued and delivered;

b. The first full premium is paid during the lifetime of the person to be covered; and c. The health of all persons to be insured remains as stated in this application.

In addition, for Contract Change:

1.I agree that the requested change in my contract shall not become effective unless and until the required premium has been paid and the requested change has been approved by the company.

2.With regard to statements made in this application, the Incontestability provision will apply from the effective date of the contract change.

3.For a conversion, date of issue as it appears in the Suicide and Incontestability provisions of any new contract meansthe issue date of the existing contract or existing benefit being converted. As it applies to any increase in the amount at risk or to additional risks assumed by the company over and above those existing in the contract or benefit prior to its conversion, date of issue means the date of issue on the new contract.

20538NY R12-12	7	R3-19

Section 13 - Agreement and Signature (continued)

In addition, for Variable Universal Life:

1.I have received and reviewed the current prospectus for this contract. I understand the provisions ofthe prospectus and agree to its terms.

2.I understand that, under the contract applied for, the amount of the accumulated value may increase or decrease daily based on the investment experience of the variable account and that the amount orduration of the death benefit may vary with the accumulated value.

3.With this in mind, the contract applied for is in accord with my investment objectives, anticipatedinsurance and financial needs.

4.An illustration of benefits, including death benefits, contract values and cash surrender value is available upon request.

My signature applies to all sections and statements in this application.

Signed at

CityState

Signature of Proposed Insured (age 16 or over) Parent or guardian (if Proposed Insured is age 0-15) and date signed (mm/dd/yyyy)

Signature of Other Proposed Insured and date signed (mm/dd/yyyy)

Signature of applicant controller and date signed (mm/dd/yyyy) Signature of owner and date signed (mm/dd/yyyy)

Signature of owner and date signed (mm/dd/yyyy)	Signature of owner and date signed (mm/dd/yyyy)
Signature of owner and date signed (mm/dd/yyyy)	Signature of owner and date signed (mm/dd/yyyy)
To the best of my knowledge, the contract applied for	is	is not intended to replace any part of, or all of,
another life insurance policy or annuity contract.

Signature of representative and date signed (mm/dd/yyyy)		Print name and code number

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